As filed with the Securities and Exchange Commission on August 14, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ITC HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	32-0058047 (I.R.S. Employer Identification No.)
27175 Energy Way
Novi, Michigan 48377
(248) 946-3000
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Amended and Restated ITC Holdings Corp. 2006 Long Term Incentive Plan
(Full Title of the Plan)
Daniel J. Oginsky, Esq.
Vice President and General Counsel
ITC Holdings Corp.
27175 Energy Way
Novi, Michigan 48377
(248) 946-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Mark A. Metz
Dykema Gossett PLLC
400 Renaissance Center
Detroit, Michigan 48243
(313)568-6800
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each		Proposed Maximum	Proposed Maximum	Amount of
Class of Securities	Amount to be	Offering	Aggregate	Registration
To be Registered	Registered(1)	Price Per Share(2)	Offering Price(2)	Fee
Common Stock, without par value	3,200,000	$55.93	$178,976,000	$7,033.76

(1)	This Registration Statement covers 3,200,000 shares, which includes options, restricted stock and other rights to acquire common stock, under the Amended and Restated ITC Holdings Corp.2006 Long Term Incentive Plan and, pursuant to Rule 416(a), also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	This calculation is made solely for the purpose of determining the amount of the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, based on the average of the high and low prices for the Common Stock on August 12, 2008 as reported by the New York Stock Exchange.

     In accordance with general instruction E to Form S-8, ITC Holdings Corp. hereby incorporates by reference the contents of its Registration Statement on Form S-8 (No. 333-136657) filed August 15, 2006.
Item 8.   EXHIBITS
     The following exhibits are filed with this Registration Statement:

Exhibit
Number	Description

4.1	Amended and Restated ITC Holdings Corp. 2006 Long Term Incentive Plan, filed as Exhibit 10.69 to the Registrant’s Current Report on Form 8-K dated May 23, 2008, and incorporated herein by reference.

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Deloitte & Touche LLP relating to ITC Holdings Corp. and subsidiaries.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).

2

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novi, State of Michigan on this 14th day of August, 2008.

ITC HOLDINGS CORP.
By:	/s/ Joseph L. Welch
Joseph L. Welch
Chairman, President, Chief Executive Officer and Treasurer

POWER OF ATTORNEY
     We, the undersigned directors and officers of ITC Holdings Corp., do hereby constitute and appoint Joseph L. Welch, Edward M. Rahill and Daniel J. Oginsky, or any of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto and registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and we do hereby ratify and confirm all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2008.

Signature	Title

/s/ JOSEPH L. WELCH Joseph L. Welch	Chairman of the Board, President, Chief Executive Officer and Treasurer (Principal Executive Officer)
/s/ EDWARD M. RAHILL Edward M. Rahill	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Signature	Title

/s/ EDWARD G. JEPSEN Edward G. Jepsen	Director
/s/ RICHARD D. MCLELLAN Richard D. McLellan	Director
/s/ WILLIAM J. MUSELER William J. Museler	Director
/s/ HAZEL R. O’LEARY Hazel R. O’Leary	Director
/s/ GORDON BENNETT STEWART III Gordon Bennett Stewart III	Director
/s/ LEE C. STEWART Lee C. Stewart	Director

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Dykema Gossett PLLC.

23.1	Consent of Deloitte & Touche LLP relating to ITC Holdings Corp. and subsidiaries.

23.2	Consent of Dykema Gossett PLLC (contained in Exhibit 5.1).

24.1	Power of Attorney (contained on signature page).